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                                                                 Exhibit 21.1


                     CORPORATE OFFICE PROPERTIES TRUST
                        SUBSIDIARIES OF REGISTRANT

Delaware
      Corporate Office Properties, L.P.
      Corporate Office Properties Holdings, Inc.
      COPT Acquisitions, Inc.

Maryland
      Airport Square II, LLC
      Airport Square IV, LLC
      Airport Square V, LLC
      Airport Square X, LLC
      Airport Square XI, LLC
      Airport Square XIII, LLC
      Airport Square XIV, LLC
      Airport Square XIX, LLC
      Airport Square XX, LLC
      Browns Wharf, LLC
      COPT Brandon, LLC
      Corporate Gatespring, LLC
      Corporate Gatespring II, LLC
      Gateway 44, LLC
      Lakeview at the Greens, LLC
      NBP One, LLC
      NBP 131-133-141, LLC
      NBP 134, LLC
      NBP 135, LLC
      St. Barnabus, LLC
      Tech Park I, LLC
      Tech Park II, LLC
      Tech Park IV, LLC
      Three Centre Park, LLC
      Tred Lightly, LLC
      7200 Riverwood, LLC

New Jersey
      South Brunswick Investors, L.P.

Pennsylvania
      Blue Bell Investment Company, L.P.
      Comcourt Investors, L.P.
      6385 Flank Drive, L.P.